UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2024

Heart Test Laboratories, Inc.

(Exact name of Registrant as Specified in Its Charter)

Texas	001-41422	26-1344466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 Reserve Street, Suite 360
Southlake, Texas		76092
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 682 237-7781

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	HSCS	The Nasdaq Stock Market LLC
Warrants	HSCSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 17, 2024, Heart Test Laboratories, Inc. (the “Company”) received a notice from the Listing Qualification Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) stating that Nasdaq’s previously disclosed delisting action has been stayed pending a final written decision by a Nasdaq Hearing Panel (the “Panel”) subsequent to the Company’s appeal at an oral hearing scheduled to be held on June 27, 2024, as a result of the Company timely appealing the Staff’s delisting determination to the Panel and filing a hearing request with Nasdaq on May 16, 2024. Pending the final written decision by the Panel, the Company’s securities will continue to be listed on the Nasdaq Capital Market.

As previously reported, on May 17, 2024, the Company implemented a 1-for-100 reverse split of its common stock. Accordingly, at the Panel hearing, the Company intends to present information to show that the Company believes it has regained compliance with both the Low Priced Stocks Rule and the Minimum Bid Price Requirement (each as defined below). In the interim, the Company’s common stock and the Company’s public warrants will continue to trade on Nasdaq under the symbols “HSCS” and “HSCSW”, respectively, at least pending the ultimate conclusion of the hearing process.

While the Company believes that it has regained compliance with the Low Priced Stocks Rule, the Minimum Bid Price Requirement and the other Nasdaq continued listing requirements, there can be no assurance that the Company’s appeal will be successful or that the Company will otherwise be in compliance with the other Nasdaq listing rules or remain listed on Nasdaq.

As previously reported, on August 2, 2023, Heart Test Laboratories, Inc. (the “Company”) received a letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock, $0.001 par value per share (the “Common Stock”), for the previous 30 consecutive business days, the Company no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”) and was required to regain compliance with the Minimum Bid Price Requirement by January 29, 2024. On January 30, 2024, the Company received a letter from Nasdaq advising that the Company had been granted an additional 180-day extension to July 29, 2024, to regain compliance with the Minimum Bid Price Requirement, in accordance with Nasdaq Listing Rule 5810(c)(3)(A). On May 9, 2024, the Company received a staff determination from Nasdaq to delist the Company’s securities from the Nasdaq Capital Market (the “Staff Determination”). The Staff Determination was issued because, as of May 8, 2024, the Company’s Common Stock had a closing bid price of $0.10 or less for at least ten consecutive trading days. Accordingly, the Company is subject to the provisions contemplated under Nasdaq Listing Rule 5810(c)(3)(A)(iii) (the “Low Priced Stocks Rule”).

Forward-Looking Statements

This Current Report on Form 8-K (this “Current Report”) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this Current Report include, without limitation, statements regarding the Company’s intent or ability to regain compliance with the Minimum Bid Price Rule and/or the Low Priced Stocks Rule, the outcome of the Nasdaq hearing and appeal process, and the anticipated actions by the Staff and the Company’s responses and their anticipated outcome, and the ability for the Company’s common stock and public warrants to remain listed on Nasdaq. Any forward-looking statements in this Current Report are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in or implied by the forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended April 30, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 19, 2023, as well as discussions of potential risks, uncertainties and other important factors in any subsequent Company filings with the SEC. All information in this Current Report is as of the date of the filing; the Company undertakes no duty to update this information unless required by law.

Item 9.01 Exhibits.

Exhibit No.	Description
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEART TEST LABORATORIES, INC.

Date:	May 22, 2024	By:	/s/ Andrew Simpson
		Name: Title:	Andrew Simpson President, Chief Executive Officer, and Chairman of the Board of Directors